UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 24, 2021
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2021, PG&E Corporation announced that its Board of Directors appointed Christopher A. Foster, 42, as Executive Vice President and Chief Financial Officer of PG&E Corporation, effective March 20, 2021.

Since September 26, 2020, Mr. Foster has been serving as Vice President and Interim Chief Financial Officer of PG&E Corporation.  From April 2020 to September 26, 2020, Mr. Foster served as Vice President, Treasury and Investor Relations.  From November 2017 to April 2020, Mr. Foster held senior positions within PG&E Corporation’s Investor Relations department, including as its Vice President, starting in December 2018.  Mr. Foster joined PG&E Corporation in 2011 and has held several senior roles within PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (the “Utility”), including Director, Integrated Grid Planning and Innovation from June 2016 to October 2017 and Chief of Staff, Office of the Chairman and CEO, from June 2014 to May 2016.

In connection with Mr. Foster’s promotion, the Compensation Committee of the PG&E Corporation Board of Directors (the “Committee”) also approved increased target compensation for Mr. Foster for 2021, including a base annual salary of $615,000, a Short-Term Incentive Plan participation rate of 75 percent of his base earnings, a Long-Term Incentive Plan (“LTIP”) target value of $1.33 million for 2021, and an annual perquisite allowance of $25,000.  Mr. Foster received a one-time grant of LTIP awards with a value of $930,000, representing the difference in value between awards already granted to Mr. Foster for 2021 prior to this appointment and his new LTIP target.  This award has the same terms and design as for the 2021 LTIP awards applicable to executive vice presidents generally (i.e., 30 percent restricted stock units that vest one-third on March 1 of each of 2022, 2023, and 2024 and 70 percent performance share units with a three-year performance period that vest and are settled following certification of performance against performance goals by the Committee) and has a grant date of March 22, 2021.

There are no arrangements or understandings between Mr. Foster and any other persons pursuant to which he was selected as Executive Vice President and Chief Financial Officer of PG&E Corporation.  Further, there are no family relationships between Mr. Foster and any director or executive officer of PG&E Corporation or the Utility.  In addition, Mr. Foster has not been party to any reportable transactions with PG&E Corporation pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: March 24, 2021	By:	/s/ JOHN R. SIMON
		Name:	John R. Simon
		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: March 24, 2021	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, General Counsel and Corporate Secretary